Exhibit 10.19

February 23, 2015

PERSONAL & CONFIDENTIAL

David Harrell

Chief Executive Officer

OptimizeRx Corp.

400 Water Street, Suite 200

Rochester, MI 48307

Dear Mr. Harrell:

Merriman Capital, Inc. ("Merriman") is pleased to act as a non-exclusive Capital Markets Advisor to OptimizeRx (the "Company"). The purpose of this relationship is to provide expertise to OptimizeRx management with regard to capital market interactions. We will coordinate with OptimizeRx to develop and execute on a strategy to improve the overall positioning and visibility of the Company as described below.

1.	Services. In connection with this engagement, Merriman agrees to perform the following services on a "best efforts" basis:

a.	Review the Company's current and historical financial information, capital structure and carry out customary due diligence;

b.	Review any investor relations materials and/or public communications, including press releases, upon request of the Company and subject to any non-disclosure agreements between Merriman Capital and the Company;

c.	Continue research coverage at the discretion of the analyst. There is no guarantee of research coverage, nor is there any guarantee that a favorable opinion will be rendered, even if the analyst chooses to cover the Company;

d.	Provide access to Merriman clients and its sponsored conferences and events with the goal of increasing awareness of and marketing for the Company. This may include making introductions to qualified investors, one-on-one meetings, conference calls, road shows, spotlight events, and/or other traditional marketing activities;

e.	Provide management with ongoing "advisory" recommendations and insights regarding capital market scenarios as needed and upon the request of management in areas where Merriman is deemed to have expertise;

f.	Provide access to the Merriman Digital Capital Network (DCN) with data room and information on the Company on a non-deal basis, including outreach to the physicians who are registered on the DCN through Med Panel;

g.	Assist in the development of strategic partnerships to escalate growth;

h.	Assist in up-listing OPRX to a national market upon request, including the AMEX, NYSE or NASDAQ, with the understanding that the Company must first meet the requirements for up-listing to the chosen market.

250 MONTGOMERY STREET - 16TH Floor ■ San Francisco, CA 94104

1 (800) 909-7897 MAIN ■ (415) 248-5690 FAX

OptimizeRx Corp.

February 23, 2015

2.	Remuneration. In conjunction with the execution of this Agreement, Merriman shall receive an initial payment in unregistered stock in the amount of 45,000 shares of OPRX. An additional payment in the equal amount of 45,000 unregistered shares shall be remitted to Merriman on or before August 15, 2015, subject to the terms of engagement detailed in Section (4) below. The company also agrees to file a registration statement for the initial shares within 30 days of filing its 2014 10K and agrees to file another registration statement within 30 days of issuing the second payment of OPRX shares. Any other services that the Company may require shall be covered separately under another agreement. Except as expressly set forth in this Agreement, these fees are NON-REFUNDABLE and only cover the Capital Markets Advisory Services described in Section (1) above.

3.	Special Incentive Bonus. In the event that the Company successfully completes an up-listing to any of the national markets designated as the AMEX, NYSE, or NASDAQ Merriman shall earn a special incentive bonus of 60,000 unregistered OPRX shares. The Company agrees to issue these shares immediately upon the completion of the up-listing and file a registration statement covering this Special Incentive Bonus stock within 30 days of issuance, or concurrent with the registration of shares in Section (2) above, at the Company's discretion. It is also understood that these shares are to be granted expressly for the successful completion of the service described in Section 1(h) above and without regard to any of the other agreed services in Section 1 (a)-(g).

4.	Term of Engagement. Merriman representation is on a non-exclusive basis and will continue for a period of Twelve (12) months from the date of execution of this agreement. Merriman may terminate the relationship at any time upon thirty (30) days written notice to the Company, provided, however, that if such termination is without cause, Merriman shall return a portion of the fee received equal to the pro-rata portion of the term remaining. Termination may occur at the request of the Company with thirty days written notice with the understanding that all payments are non-refundable and there is no credit due to the Company. If the Company should request termination with at least 30 days written notice before the second payment is due on August 15, 2015, the Company will not be required to make said payment and this agreement will be terminated without further obligation by either Merriman or the Company.

5.	Scope of Engagement. Merriman has been engaged by the Company only in connection with the matters described in this letter agreement and for no other purpose. Merriman shall not be required to render any advice or reports in writing or to perform any other services outside of the scope of services described in Section (1). We have not made, and will assume no responsibility to make, any representation in connection with our engagement as to any legal matter.

6.	Information Provided to Merriman. In connection with the engagement, the Company has agreed to furnish to Merriman, on a timely basis, all relevant information needed by Merriman to perform its services under the terms of this agreement. We do not assume any responsibility for the accuracy, completeness or fairness of the information and data supplied to us by the Company or its representatives. In addition, the Company acknowledges that we will assume without independent verification that all information supplied to us with respect to the Company will be true, correct and complete in all material respects.

250 MONTGOMERY STREET - 16TH Floor ■ San Francisco, CA 94104

1 (800) 909-7897 MAIN ■ (415) 248-5690 FAX

OptimizeRx Corp.

February 23, 2015

7.	Indemnity and Contribution. The parties agree to the terms of Merriman's standard indemnification agreement, which is attached hereto as Appendix A and incorporated herein by reference. The provisions of this paragraph shall survive any termination of this agreement.

8.	Other Merriman Activities. Merriman is a full service securities firm engaged in securities trading and brokerage activities, in addition to providing research, investment banking and financial advisory services. Nothing herein contained shall be construed to limit or restrict Merriman in conducting such business with respect to others, or in rendering any advice to others, except in matters relating to the Company's business that are deemed confidential by a separate written agreement.

9.	Compliance with Applicable Law. In connection with this engagement, the Company and Merriman will comply with all applicable federal, state and foreign securities laws and other applicable laws and regulations.

10.	Independent Contractor. Merriman is an independent contractor. Merriman shall have no liability as a result of this agreement and no authority to bind or act for the Company in any respect. It is understood that Merriman's responsibility to the Company is solely contractual in nature and that Merriman does not owe the Company, or any other party, any fiduciary duty as a result of its engagement.

11.	Announcements. The Company grants Merriman Capital the right to make public announcements of this engagement and to place announcements in certain newspapers and/or to mail announcements to persons and firms selected by Merriman at our discretion, with all costs of such announcements to be borne by Merriman.

12.	Governing Law and Venue. This agreement shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed entirely within the State of California. Any disputes shall be determined by recourse to the federal and state courts located binding arbitration in the City and County of San Francisco This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Each party will bear its own costs for litigation. The prevailing party in litigation arbitration shall be entitled to reasonable attorneys' fees. The provisions of this paragraph shall survive any termination of this agreement.

250 MONTGOMERY STREET - 16TH Floor ■ San Francisco, CA 94104

1 (800) 909-7897 MAIN ■ (415) 248-5690 FAX

OptimizeRx Corp.

February 23, 2015

13.	General Provisions. The terms of this letter agreement will be valid unless modifications are made in writing and signed by both parties hereto. Section headings used in this letter agreement are for convenience only, are not a part of this letter agreement and will not be used in construing any of the terms hereof. This letter agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is to be embodied in this letter agreement, and none of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention, not so set forth herein. No provision of this letter agreement shall be construed in favor of or against either of the parties hereto by reason of the extent to which either of the parties or its counsel participated in the drafting hereof, if any provision of this letter agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall in no way be affected and shall remain in full force and effect. This letter agreement may be executed in any number of counterparts and by facsimile signature.

{REMAINDER INTENTIONALLY LEFT BLANK}

250 MONTGOMERY STREET - 16TH Floor ■ San Francisco, CA 94104

1 (800) 909-7897 MAIN ■ (415) 248-5690 FAX

OptimizeRx Corp.

February 23, 2015

If the foregoing correctly sets forth your understanding of the agreement, please sign the enclosed copy of this letter and return it to Merriman.

Very truly yours,

MERRIMAN CAPITAL, INC.

By:	/s/ Jon Merriman
Jon Merriman
Chief Executive Officer

The undersigned hereby accepts, agrees to and becomes party to the foregoing letter agreement, effective as of the date first written above.

OPTIMIZERX CORPORATION

By:	/s/ David Harrell

Name:	David Harrell

Title:	CEO

Effective Date:	2/27/15

250 MONTGOMERY STREET - 16TH Floor ■ San Francisco, CA 94104

1 (800) 909-7897 MAIN ■ (415) 248-5690 FAX

OptimizeRx Corp.

February 23, 2015

APPENDIX A — INDEMNIFICATION AGREEMENT

The Company agrees to indemnify and hold harmless Merriman and its officers, directors, employees, consultants, attorneys, agents, affiliates, parent company and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (Merriman and each such other persons are collectively and individually referred to below as an "Indemnified Party") from and against any and all loss, claim, damage, liability and expense whatsoever, as incurred, including, without limitation, reasonable costs of any investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted, to which the Indemnified Party may become subject under any applicable federal or state law (whether in tort, contract or on any other basis) or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any written or oral communication provided by or on behalf of the Company to any actual or prospective purchaser of the securities or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) related to the performance by the Indemnified Party of the services contemplated by this letter agreement (including, without limitation, the offer and sale of the securities) and will reimburse the Indemnified Party for all expenses (including legal fees and expenses) in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable under clause (ii) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted directly from the Indemnified Party's willful misconduct or gross negligence. The Company also agrees that the Indemnified Party shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company related to, or arising out of, the engagement of the Indemnified Party pursuant to, or the performance by the Indemnified Party of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted directly from the Indemnified Party's willful misconduct or gross negligence.

250 MONTGOMERY STREET - 16TH Floor ■ San Francisco, CA 94104

1 (800) 909-7897 MAIN ■ (415) 248-5690 FAX

OptimizeRx Corp.

February 23, 2015

If the indemnity provided above shall be unenforceable or unavailable for any reason whatsoever, the Company, its successors and assigns, and the Indemnified Party shall contribute to all such losses, claims, damages, liabilities and expenses (including, without limitation, all costs of any investigation, legal or other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Merriman under the terms of this letter agreement or (ii) if the allocation provided for by clause

(i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), but also the relative fault of the Company and Merriman in connection with the matter(s) as to which contribution is to be made. The relative benefits received by the Company and Merriman shall be deemed to be in the same proportion as the fee the Company actually pays to Merriman bears to the total value of the consideration paid or to be paid to the Company. The relative fault of the Company and Merriman shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Merriman and the Company's and Merriman's relative intent, knowledge, access to information and opportunity to correct. The Company and Merriman agree that it would not be just or equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account these equitable considerations. Notwithstanding the foregoing, to the extent permitted by law, in no event shall the Indemnified Party's share of such losses, claims, damages, liabilities and expenses exceed, in the aggregate, the fee actually paid to the Indemnified Party by the Company. The Company further agrees that, without Merriman's prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this agreement unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all such lawsuits, claims, or other proceedings against the Indemnified Parties.

250 MONTGOMERY STREET - 16TH Floor ■ San Francisco, CA 94104

1 (800) 909-7897 MAIN ■ (415) 248-5690 FAX

OptimizeRx Corp.

February 23, 2015

The Indemnified Party will give prompt written notice to the Company of any claim for which it seeks indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission or from any liability it may have other than under this Appendix A. The Company shall have the right to assume the defense of any claim, lawsuit or action (collectively an "action") for which the Indemnified Party seeks indemnification hereunder, subject to the provisions stated herein with counsel reasonably satisfactory to the Indemnified Party. After notice from the Company to the Indemnified Party of its election to assume the defense thereof, and so long as the Company performs its obligations pursuant to such election, the Company will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at its own expense; provided, however, that the reasonable fees and expenses of such counsel shall be at the expense of the Company if (1) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available to the Company (in which event the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is needed). Despite the foregoing, the Indemnified Party shall not settle any claim without the prior written approval of the Company, which approval shall not be unreasonably withheld, so long as the Company is not in material breach of this Appendix A. Also, each Indemnified Party shall make reasonable efforts to mitigate its losses and liabilities. In addition to the Company's other obligations hereunder and without limitation, the Company agrees to pay monthly, upon receipt of itemized statements therefor, all reasonable fees and expenses of counsel incurred by an Indemnified Party in defending any claim of the type set forth in the preceding paragraphs or in producing documents, assisting in answering any interrogatories, giving any deposition testimony or otherwise becoming involved in any action or response to any claim relating to the engagement referred to herein, or any of the matters enumerated in the preceding paragraphs, whether or not any claim is made against an Indemnified Party or an Indemnified Party is named as a party to any such action.

250 MONTGOMERY STREET - 16TH Floor ■ San Francisco, CA 94104

1 (800) 909-7897 MAIN ■ (415) 248-5690 FAX